                    Exhibit 24.2

Certified to be a true and correct copy of the resolutions adopted by the Board of Directors of CIGNA Corporation at a meeting held on February 24, 2005, a quorum being present, and such resolutions are still in full force and effect as of this date of certification, not having been amended, modified or rescinded since the date of their adoption.

RESOLVED, That the Officers of the Corporation, and
each of them, are hereby authorized to sign the Form 10-K in the name and on behalf of and as attorneys for the Corporation and each of its Directors and Officers.

RESOLVED, That each Officer and Director of the
Corporation who may be required to execute (whether on behalf of the Corporation or as an Officer or Director thereof) the Form
10-K, is hereby authorized to execute and deliver a power of attorney appointing such person or persons named therein as
true and lawful attorneys and agents to execute in the name, place and stead (in any such capacity) of any such Officer or
Director said Form 10-K and to file any such power of attorney together with the Form 10-K with the Securities and Exchange
Commission.

Date: February 24, 2005	/s/ Carol J. Ward
Carol J. Ward